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                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000


Direct Dial: (215) 564-8115


                                 October 7, 1999

IGAM Group Funds
South Kingstown Office Park
Suite A5
24 Salt Pond Road
Wakefield, RI  02879

      Re:  Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

           We have examined the Certificate of Trust, the Agreement and Declaration of Trust (the "Agreement"), of IGAM Group Funds (the "Fund"), a series business trust organized under Delaware law, the By-Laws of the Fund, and its proposed form of share certificates (if any), and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statement filed under the Investment Company Act of 1940, as amended, (the "Investment Company Act") and the Securities Act of 1933, as amended, (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

           The Fund is authorized by the Agreement to issue an unlimited number of shares of beneficial interest with no par value. To date, a single series of shares has been established and designated as the Internet Index Fund series of shares, and an unlimited number of shares of beneficial interest have been allocated to such series. The Agreement also empowers the Board to establish and designate any additional series or classes and allocate shares of beneficial interest to such series or classes.

           The Fund has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act and the Investment Company
Act, which registration statement will be deemed to register an indefinite number of shares of beneficial interest of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that each year hereafter the Fund will timely file a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares of beneficial interest sold by the Fund during each fiscal year during which such registration of an indefinite number of shares of beneficial interest remains in effect.

           You have also informed us that the shares of beneficial interest of the Fund will be sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares of beneficial interest in accordance with Section 5(b) of the Securities Act.

           Based upon the foregoing information and examination, it is our opinion that so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of beneficial interest of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Trustees pursuant to the Agreement, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares of beneficial interest will have all the rights provided for with respect to such holding by the Agreement and the laws of the State of Delaware.

           We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission, as an exhibit to the Fund's Registration Statement, along with any amendments thereto, covering the registration of the shares of beneficial interest of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, to be filed in accordance with the securities laws of the several states in which shares of beneficial interest of the Fund are to be offered, and we further consent to reference to us in the registration statement of the Fund as legal counsel who have passed upon the legality of the offering of the Fund's shares of beneficial interest.

                                Very truly yours,

                                STRADLEY, RONON, STEVENS & YOUNG, LLP

                                BY:  /s/ Bruce G. Leto
                                Bruce G. Leto